Exhibit 10.4

security agreement

This Security Agreement dated as of December 22, 2016 (“Security Agreement”), is made by and among Oncobiologics, Inc. a Delaware corporation (“Grantor”), and the Purchasers listed on the signature pages hereto (each, a “Secured Party” and, collectively, the “Secured Parties”).

Recitals

A.        Secured Party has made and has agreed to make certain advances of money and to extend certain financial accommodations to Grantor as evidenced by those certain Senior Secured Promissory Notes dated December 22, 2016 executed by Grantor in favor of each Secured Party and such other Senior Secured Promissory Notes that may be executed by Grantor in favor of each Secured Party after the date hereof (each, a “Note” and, collectively, the “Notes”) pursuant to that certain Note and Warrant Purchase Agreement dated December 22, 2016 by and between Grantor and the Secured Parties (the “Purchase Agreement”), such advances, future advances, and financial accommodations being referred to herein as the “Loans”.

B.        It is a condition precedent to the obligation of the Purchasers to make their respective extensions of credit to the Company under the Purchase Agreement that the Grantor shall have executed and delivered this Agreement and the IP Security Agreement to the Purchasers and the Secured Parties.

Agreement

Now, Therefore, in order to induce the Secured Parties to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1.         Defined Terms. When used in this Security Agreement the following terms shall have the meanings set forth below (such meanings being equally applicable to both the singular and plural forms of the terms defined). Any term used in the UCC and not defined herein shall have the meaning given to such term in the UCC. Any other capitalized terms used but not defined herein shall have the meaning given to such term in the Purchase Agreement.

“Bankruptcy Code” means Title XI of the United States Code.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), personal property leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations, (ii) any breach by Grantor of any warranty, representation, or covenant set forth herein, and (iii) any “Event of Default” as defined in the Notes.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“IP Security Agreement” means the Intellectual Property Security Agreement of even date herewith by and between Grantor and the Secured Parties and all Schedules thereto, as the same may from time to time be amended, modified, supplemented or restated.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds

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or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

“Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

“Permitted Lien” means: (a) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor’s business; (e) any right, title or interest of a licensor under a license; (f) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank’s or securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; (k) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary

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course of business and securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings; (l) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; (m) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (n) pledges and deposits securing liability for reimbursement or indemnification obligations in respect of letters of credit or bank guarantees for the benefit of landlords; (o) Liens securing subordinated debt (provided such Liens are subordinated to Secured Party’s security interest on terms acceptable to Secured Party); and (p) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Pro Rata” means, as to any Secured Party at any time, the percentage equivalent at such time of such Secured Party’s aggregate unpaid principal amount of Loans, divided by the combined aggregate unpaid principal amount of all Loans of all Secured Parties.

“Secured Obligations” means (a) the obligation of Grantor to repay the Secured Parties all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Grantor to pay any fees, costs or expenses of Secured Party under the Notes, the Purchase Agreement, this Security Agreement, or the IP Security Agreement and (c) all other obligations of the Grantor arising under the Transaction Documents.

“Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

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“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Security Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2.         Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Parties to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Parties, and hereby grants to the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the “Collateral”):

(a)          All Accounts of Grantor;

(b)          All Chattel Paper of Grantor;

(c)          The Commercial Tort Claims of Grantor more particularly described on Schedule E attached hereto;

(d)          All Commodity Accounts of Grantor;

(e)          All Contracts of Grantor;

(f)           All Deposit Accounts of Grantor;

(g)          All Documents of Grantor;

(h)          All General Intangibles of Grantor, including, without limitation, Intellectual Property;

(i)           All Goods of Grantor, including, without limitation, Equipment, Inventory, and Fixtures;

(j)           All Instruments of Grantor, including, without limitation, Promissory Notes;

(k)          All Investment Property of Grantor;

(l)           All Letter-of-Credit Rights and Letters of Credit of Grantor;

(m)         All Money of Grantor;

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(n)          All Securities Accounts of Grantor;

(o)          All Supporting Obligations of Grantor;

(p)          All property of Grantor held by any Secured Party, or any other party for whom any Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to any Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

(q)          All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

(r)          To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (b) voting stock in excess of 65% of the outstanding voting stock of any foreign subsidiary (or of any domestic subsidiary, substantially all the assets of which consist of ownership interests in foreign subsidiaries) of Grantor; (c) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdiction of organization of the Grantor; (d) property owned by Grantor that is subject to a Lien of the type described in clause (c) of the definition of “Permitted Lien” if the contractual obligation pursuant to which such Lien is granted prohibits or requires the consent of any Person other than the Company which has not been obtained as a condition to the creation of any other Lien on such equipment; or (e) any Account, Chattel Paper, General Intangible or Promissory Note in which Grantor has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be

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construed so as to limit, impair or otherwise affect any Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible or Promissory Note and in any such monies and other proceeds of such Account, Chattel Paper, General Intangible or Promissory Note.

If Grantor shall at any time acquire a Commercial Tort Claim, Grantor shall immediately notify Secured Party in a writing signed by Grantor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

3.         Rights Of Secured Parties; Collection Of Accounts.

(a)          Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts, Chattel Paper, Documents, Instruments, and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Chattel Paper, Document, Instrument, and License. No Secured Party shall have any obligation or liability under any such Contract, Chattel Paper, Document, Instrument or License by reason of or arising out of this Security Agreement or the granting to the Secured Parties of a lien therein or the receipt by any Secured Party of any payment relating to any such Contract, Chattel Paper, Document, Instrument or License pursuant hereto, nor shall any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract, Chattel Paper, Document, Instrument or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, Chattel Paper, Document, Instrument or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)          The Secured Parties authorize Grantor to collect its Accounts. Upon the occurrence and during the continuance of any Event of Default, at the request of the Majority Holders, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c)          Upon the written consent of the Majority Holders, any Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor, and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Secured Parties and that payments shall be made directly to Secured Parties. Upon the occurrence and during the continuance of any Event of Default, upon the request of the Majority Holders, Grantor shall so notify such Account Debtors, parties to such

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Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the written consent of the Majority Holders, any Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to such Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

4.         Representations And Warranties. Grantor hereby represents and warrants to the Secured Parties that:

(a)          Except for the security interest granted to the Secured Parties under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

(b)          No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed in favor of the Secured Parties pursuant to this Security Agreement and except for Permitted Liens.

(c)          This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. Upon filing of the applicable UCC financing statements the Secured Parties will have a perfected first priority Lien in the Collateral.

(d)          Grantor’s correct legal name and taxpayer identification number are set forth on the signature page hereof. The jurisdiction under whose law Grantor was organized is set forth on the signature page hereof. Grantor’s chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral consisting of Goods, other than motor vehicles and other mobile goods, is presently located at such address and at such additional addresses set forth on Schedule B attached hereto.

(e)          All Collateral of Grantor existing as of the date hereof consisting of Chattel Paper, Instruments or Investment Property comprising certificated securities is set forth on Schedule C attached hereto.

(f)           The name and address of each depository institution at which Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account are listed on Schedule D attached hereto. The name and address of each securities intermediary or commodity intermediary at which Grantor maintains any Securities Account or Commodity Account and the account number and account name of each such Securities Account or Commodity Account are listed on Schedule D attached hereto. Grantor agrees to amend Schedule D upon Majority Holders’ request to reflect the opening of any additional Deposit Account, Securities Account or Commodity Account, or the closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(g)          The Grantor does not have any direct or indirect subsidiaries other than Oncobiologics Limited, a company limited by shares organized under the laws of England and Wales (the “UK Subsidiary”). The UK Subsidiary does not have any significant assets or operations.

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5.         Covenants. Unless the Majority Holders otherwise consent (which consent shall not be unreasonably withheld), Grantor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full and any commitment of the Secured Parties to make Loans to Grantor has expired or terminated:

5.1           Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral (each, a “Transfer”), or attempt or contract to do so, other than (a) the sale of Inventory in the ordinary course of business, (b) the granting of Licenses in the ordinary course of business, (c) the disposal of worn-out or obsolete Equipment, and (d) Transfers of Collateral for fair market value as determined by Grantor in its good faith business judgment, not exceeding $250,000 in the aggregate in any given fiscal year.

5.2           Change of Name, Jurisdiction of Organization, Relocation of Business. Grantor shall not change its name or jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Parties pursuant to Section 4(d) above without at least seven (7) days prior notice to the Secured Parties.

5.3           Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Parties under this Security Agreement.

5.4           Insurance. Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

5.5           Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.6           Defense of Intellectual Property. Grantor shall (i) protect, defend and maintain the validity and enforceability of all Intellectual Property, including Copyrights, Patents and Trademarks material to Grantor’s business and (ii) detect infringements of all Copyrights, Patents and Trademarks material to Grantor’s business. Before abandoning or deciding not to maintain any material Intellectual Property, including deciding not to pursue nonprovisional applications claiming priority to provisional patent applications or pursue or maintain foreign Intellectual Property, in each case material to Grantor’s business, Grantor shall, at least 60 days in advance, obtain the written consent of the Majority Holders to abandon or no longer maintain such Intellectual Property.

5.7           Further Assurances. At any time and from time to time, upon the written request of the Majority Holders, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such

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further action as the Majority Holders may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) at the Majority Holders’ reasonable request, filing or cooperating with the Secured Parties in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office, (c) at the Majority Holders’ reasonable request, placing the interest of the Secured Parties as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (d) executing and delivering and using commercially reasonable efforts to cause the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a Letter of Credit to execute and deliver a collateral control agreement with respect to any Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor now or hereafter has any right or interest and (e) at the Majority Holders’ reasonable request, using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes the Secured Parties to file any such financing or continuation statement without the signature of Grantor.

5.8           Additional Grantor. The Grantor shall cause each subsidiary of the Grantor formed or acquired after the date hereof to immediately become a party hereto (an “Additional Grantor”), by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantor. Concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the schedules then in effect. The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Secured Parties, the Additional Grantor shall be and become a party to this Security Agreement with the same rights and obligations as the Grantor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder, and all references herein to the “Grantor” shall be deemed to include each Additional Grantor.

6.         Secured Parties’ Appointment as Attorney-in-Fact; Performance by Secured Parties.

(a)          Subject to Section 6(b) below, Grantor hereby irrevocably constitutes and appoints the Secured Parties, and any officer or agent of Secured Parties, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time, at the Secured Parties’ discretion, for the purpose of carrying out the terms of this Security Agreement, upon the written consent of the Majority Holders, to take any and all appropriate

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action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Parties, upon the written consent of the Majority Holders, the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

(i)          to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Parties for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii)         to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Secured Parties and not Grantor;

(iii)       to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Parties or as the Secured Parties shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Secured Parties may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as the Secured Parties shall in their discretion determine, and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Parties were the absolute owners thereof for all purposes; and

(iv)        to do, at the Secured Parties’ option and Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Parties may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do; and

(v)        to file any UCC-1 financing statements, including such financing statements describing the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar import.

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(b)          The Secured Parties agree that, except upon the occurrence and during the continuation of an Event of Default, they shall not exercise the power of attorney or any rights granted to the Secured Parties pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 (a)(i)-(iv) is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full and the Secured Parties no longer have any commitment to make any Loans to Grantor.

(c)          If Grantor fails to perform or comply with any of its agreements contained herein and the Secured Parties, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of the Secured Parties incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loans, shall be payable by Grantor to the Secured Parties within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

7.         Rights And Remedies Upon Default. After any Event of Default shall have occurred and while such Event of Default is continuing:

(a)          Upon the written consent of the Majority Holders, the Secured Parties may exercise in addition to all other rights and remedies granted to them under this Security Agreement, the IP Security Agreement, the Notes, or the Purchase Agreement all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any Secured Party’s offices or elsewhere at such prices as they may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Grantor further agrees, at the Majority Holders’ request, to assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at Grantor’s premises or elsewhere. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(e), below, with Grantor remaining liable for any deficiency remaining unpaid after such application. Grantor agrees that the Secured Parties need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

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(b)          As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Parties shall determine to exercise their right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Secured Parties may, in their discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Parties may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Secured Parties may, in their discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Parties shall not be required to effect such registration or cause the same to be effected but may, in their discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Parties may, in their discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c)          Grantor also agrees to pay all fees, costs and expenses of the Secured Parties, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of their rights and remedies hereunder.

(d)          The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Parties in the following order of priorities:

First, to each Secured Party in an amount sufficient to pay in full the costs of such Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

Second, to the Secured Parties in amounts proportional to the Pro Rata share of the then unpaid Secured Obligations of each Secured Party; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(e)          As among the Secured Parties, the costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys’ fees), and distribution shall be borne Pro Rata by the

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Secured Parties. Each Secured Party shall reimburse each other Secured Party, as applicable, for its Pro Rata share of all such costs promptly upon demand. For the avoidance of doubt, this clause (e) shall in no event limit the obligations of the Grantor to pay all costs of enforcement pursuant to Section 7(c).

8.         Actions by the Secured Parties and Amendments. All actions, omissions and decisions of the Secured Parties hereunder or any amendment of this Security Agreement , the Notes or the Purchase Agreement (each called herein an “Act of the Secured Parties”) shall be determined by and require the written consent of the Majority Holders. Each Secured Party shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of the Secured Parties. Notwithstanding the foregoing, the consent of each affected Secured Party shall be necessary to do the following to any Note:

(a)          reduce the percentage of the principal and interest amount of Loans whose holders must consent to constitute Majority Holders’ consent;

(b)          reduce the rate of or change the time for payment of interest on any Loan;

(c)          reduce the principal of or change the fixed maturity of any Loan; or

(d)          make any Loan payable in money other than that stated in the Note.

9.         Unequal Payment by Grantor. Each Secured Party agrees that if it shall obtain or receive, through the exercise of any right granted to the Secured Parties under this Security Agreement, under the Notes or by applicable law, including, but not limited to any right of set-off, any secured claim under Section 506 of the Bankruptcy Code or any other security or interest, any payment or payments greater than its Pro Rata share of all Loans, as measured immediately prior to the receipt of such payment or payments, then (a) such Secured Party shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Secured Parties, a participation in the Loans of such other Secured Parties, so that each Secured Party shall have received payments in proportion to its Pro Rata share immediately prior to such transactions and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Secured Parties share the benefits of such payment on a Pro Rata basis. The term “Loan” as used in this paragraph shall include accrued interest thereon.

10.       Indemnity. Grantor agrees to defend, indemnify and hold harmless the Secured Parties and their officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by any Secured Party as a result of or in any way arising out of, following or consequential to the transactions contemplated by this Security Agreement (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of such Secured Party’s gross negligence or willful misconduct.

11.       Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant

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to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.       Security Interests Absolute. All rights of the Secured Parties and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Security Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Secured Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Grantor, or a discharge of all or any part of the Security Interests granted hereby. Until the Secured Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Secured Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Security Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13.       Miscellaneous.

13.1         Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and the Majority Holders. Each Secured Party acknowledges that because this Security Agreement may be amended with the consent of the Majority Holders, each Secured Party’s rights hereunder may be amended or waived without such Secured Party’s consent.

15.

13.2         Termination of this Security Agreement. Subject to Section 11 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations and the expiration or termination of any commitment of the Secured Parties to make Loans to Grantor.

13.3         Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of the Secured Parties, any future holder of any of the Secured Obligations and their respective successors and assigns. No sales of participations in the Secured Obligations or any portion thereof or interest therein, and no sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein, shall in any manner affect the lien granted to the Secured Parties hereunder.

13.4         Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

13.5         Counterparts; Facsimile or PDF Copies. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Executed copies of the signature pages of this Security Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”), or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

13.6         Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

[Signature pages follow.]

16.

In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address Of Grantor	Oncobiologics, Inc., as Grantor

7 Clarke Drive	By:	/s/ Lawrence A. Kenyon

Cranbury, New Jersey 08512	Printed Name:	Lawrence A. Kenyon

Title:	Chief Financial Officer

Jurisdiction of Organization of Grantor Delaware

Signature page to Security Agreement

Accepted And Acknowledged By:

, as
Secured Party

By:

Printed Name:

Title:

Signature page to Security Agreement

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of December 22, 2016 made by

Oncobiologics, Inc.

and its subsidiaries party thereto from time to time, as Grantors to and in favor of

the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Grantor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:

Address: